UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Colony Financial, Inc. (the “Company”), together with other funds managed by Colony Capital, LLC, acquired two portfolios of first mortgage commercial real estate loans with an aggregate principal balance of approximately $208 million (the “Portfolios”) from a U.S. life insurance company and a U.S. commercial bank. The aggregate purchase price for the Portfolios was approximately $150 million, excluding transaction costs. The Company’s pro rata share of the purchase price was a blended 37.3% interest, or approximately $56 million, exclusive of the Company’s pro rata share of transaction costs. The Portfolios contain 36 recourse and non-recourse loans (35 of which are currently performing) with a weighted average remaining term of 89 months and a weighted average seasoning of 31 months. The blended unleveraged current cash yield on the Portfolios is approximately 10.3% based upon the Company’s purchase price for the Portfolios, which was at approximately 72% of face value of the loans. The underlying properties collateralizing the Portfolios’ loans are located across 14 states and consist of retail, office and industrial properties and one hotel.

The Company also recently invested approximately $20 million in two European investments alongside of other funds managed by Colony Capital, LLC. One investment is the acquisition, at a discount, of a portfolio of non-performing loans collateralized by properties located in Germany, and the other investment is the acquisition, also at a discount, of a performing loan issued by a Spanish real estate company collateralized by Spanish properties directly through mortgages and French properties through real estate securities.

Through the filing of this report, the Company has consummated transactions representing net investments or commitments to invest in joint ventures of approximately $151 million, or 55% of the net proceeds from the Company’s initial public offering of its common stock.

Forward-Looking Statements

This current report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking: the future yield of the Portfolios; the use of proceeds of the Company’s initial public offering; and the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes.

All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s final prospectus relating to the Company’s initial public offering filed with the Securities and Exchange Commission on September 24, 2009, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2009	COLONY FINANCIAL, INC.

	By:	/s/ DARREN J. TANGEN
Darren J. Tangen
Chief Financial Officer and Treasurer

3